_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 1998

             INTERACTIVE GAMING & COMMUNICATIONS CORP.
     (Exact name of registrant as specified in its charter)

         Delaware                  33-7764-C         23-2838676
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

4070 Butler Pike
Suite 300, Plymouth Meeting, Pennsylvania         19462-1510
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (610) 941-0305

595 Skippack Pike
Suite 100, Blue Bell, Pennsylvania  19422          (215) 540-8185
 (Former name or former address, if changed since last report.)

_________________________________________________________________
_________________________________________________________________

Item 2.  Acquisition or Disposition of Assets.

     On March 18, 1998, the Company completed the sale of two of its subsidiaries: Sports International, Ltd. (Grenada) and Global Casinos, Ltd. (Grenada). Those subsidiaries were involved in the Internet and telephonic wagering business from their offices in Grenada.

     The Company sold 100 percent of the stock of those subsidiaries to International Gaming Corp. ("International"), a British Columbia, Canada corporation for $5 million, consisting of $10,000 in cash and the balance in the form of a promissory note bearing interest at the prime rate and payable over three years. Further, the Company has entered into a license agreement whereby the Company will license certain of its gaming software to International in exchange for a royalty payment.

     In determining the amount of the consideration received in that transaction, the Company evaluated the historical and projected earnings of the businesses conducted by those subsidiaries and internally estimated the fair market value of those businesses.

Item 7.  Financial Statements and Exhibits.

     (b)  Pro Forma Financial Information.

          In accordance with the instructions under Item 7(a)(4), pro forma financial information for the Company which reflects the transaction discussed in Item 2 will be filed by June 1, 1998.

     (c)  Exhibits.

          The following exhibits will be filed at a later date as stated in Item 7(b) above:

          1.   Pro Forma Financial Information.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERACTIVE GAMING & COMMUNICATIONS
                              CORP.

Dated:  March 27, 1998

                              By/s/ Michael Simone
                                   Michael Simone, President